UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

MoneyGram International, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood Street,	15th Floor
Dallas,	Texas	75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MGI	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	N/A	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
The Company held its 2021 Annual Meeting of Stockholders on May 5, 2021. The following matters were voted on by the Company’s stockholders and received the following votes:
Proposal 1. The Company’s stockholders elected the following individuals to serve as directors of the Company for a one-year term expiring at the Company’s 2022 annual meeting of stockholders:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Antonio O. Garza	30,140,181	9,411,773	62,334	18,037,946
Alka Gupta	39,396,949	138,906	78,433	18,037,946
W. Alexander Holmes	31,067,331	8,487,580	59,377	18,037,946
Francisco Lorca	39,067,339	468,536	78,413	18,037,946
Michael P. Rafferty	31,112,451	8,441,336	60,501	18,037,946
Julie E. Silcock	39,402,480	136,950	74,858	18,037,946
W. Bruce Turner	28,700,990	10,855,708	57,590	18,037,946
Peggy Vaughan	31,121,604	8,435,746	56,938	18,037,946

Proposal 2. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021.

FOR	AGAINST	ABSTAIN
57,325,314	96,740	230,180

Proposal 3. The Company’s stockholders voted on the frequency of holding advisory votes on executive compensation as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
38,074,048	90,442	1,113,086	336,712

Proposal 4. The Company’s stockholders approved the advisory vote to approve executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
37,894,309	1,322,493	397,486	18,037,946

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.
Date:	May 12, 2021
		By:	/s/ Robert L. Villasenor
		Name:	Robert L. Villasenor
		Title:	General Counsel, Corporate Secretary and Chief Administrative Officer